UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 18, 2011

Santa Fe Gold Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-12974	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

1128 Pennsylvania NE, Suite 200
Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

( ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 2, 2011, Santa Fe Gold Corporation (“Santa Fe” or the “Company”) entered into a financing agreement and closed a $5 million senior secured loan (“Loan”) with Victory Park Capital Advisors, LLC (“Victory Park”), an investment firm that acts as investment manager on behalf of one or more entities. The Company received net proceeds of $4,555,000 after deducting fees and expenses.

The Loan bears interest at 15% per annum payable monthly in arrears. The Loan matures and comes due upon the six month anniversary of the closing date or earlier upon the occurrence of an uncured event of default or of certain other events. Santa Fe may repay the Loan at any time without penalty. The Company agreed that any equity it raises in excess of $5.0 million must be applied to repayment of the Loan. The Company paid a 5% commitment fee at closing.

Pursuant to a stock pledge and security agreement, the senior obligations are secured by a first priority lien on the stock of Santa Fe’s subsidiaries and on liens covering substantially all of the Company’s assets with the exception of the Ortiz project, including the Summit silver-gold project, the Black Canyon mica project and the Planet micaceous iron oxide project. Existing creditors, including Sulane Holdings, Inc. (“Sulane”) and Sandstorm Gold (Barbados) Ltd. (“Sandstorm”), executed subordination and intercreditor agreements respectively that provide for subordination of their security interests in favor of Victory Park. The senior debt contains usual and customary affirmative and negative covenants for transactions of this nature.

In connection with the Loan, upon closing of the transaction, Santa Fe issued warrants to purchase 500,000 shares of its common stock. The warrants have an exercise price of $1.00 per share and a term of five years.

Dalmore Group, LLC (“Dalmore”), a registered broker dealer and member of FINRA and SIPC, acted as the exclusive agent in procuring the Loan. The Company paid Dalmore an agent fee of 3.5% of the gross amount of the loan.

Santa Fe will use the net proceeds for general corporate purposes, including but not limited to, working capital for the Summit silver-gold project.

The foregoing summaries of the terms of the financing agreement, the stock pledge and security agreement, the Sulane subordination agreement, the Sandstorm intercreditor agreement, the warrants, and the placement agent agreement are subject to, and qualified in their entirety by reference to these agreements filed as Exhibits 10.1, 10.2, 10.5, 10.6, 4.1, and 1.1, respectively, to this report and are incorporated herein by reference. Each of the agreements contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of these agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in Santa Fe’s filings with the SEC.

A copy of the press release, dated August 3, 2011, announcing the Loan is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information contained in this Report (including the exhibits hereto) is hereby incorporated by reference into the Santa Fe’s Registration Statements on Form S-3, File No. 333-163112.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description

1.1	Engagement Letter dated July 27, 2011

4.1	Form of warrant

10.1	Financing Agreement dated August 2, 2011 by and between Santa Fe Gold Corporation and its subsidiaries, and the lenders and Victory Park Management LLC

10.2	Pledge and Security Agreement dated August 2, 2011 by and between Santa Fe Gold Corporation and its subsidiaries and Victory Park Management LLC

10.3	Deed of Trust, Assignment of Leases and Rents, and Security Agreement dated August 2, 2011 by and between Santa Fe Gold Corporation and its subsidiaries and Victory Park Management LLC

10.4	Deed of Trust, Assignment of Leases and Rents, and Security Agreement dated August 2, 2011 by and between Santa Fe Gold Corporation and its subsidiaries and Victory Park Management LLC

10.5	Subordination Agreement dated August 2, 2011 by and between Santa Fe Gold Corporation and its subsidiaries and Victory Park Management LLC and Sulane Holdings, Ltd.

10.6	Intercreditor Agreement dated August 2, 2011 by and between Sandstorm Gold (Barbados) Ltd., Victory Park Management LLC, and Lordsburg Mining Co.

99.1	Press release dated August 3, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: August 8, 2011	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer

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